Exhibit 107

Calculation of Filing Fee Tables

Form S-1 (Form Type)

JVSPAC Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(3)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)		Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
To be paid.	Equity	Units, with each unit consisting of one Class A Ordinary Share, no par value, and one right to receive one-fourth (1/4) of one Class A ordinary share(2)	457(o)	5,750,000 units		$10.00	$57,500,000	0.0001476	$8,487.00
To be paid.	Equity	Class A Ordinary Shares included as part of the Units	457(g)	5,750,000 Class A Ordinary Shares		—	—	—	—
To be paid.	Other	Rights included as part of the Units	457(g)	5,750,000 Rights		—	—	—	—
To be paid	Equity	Class A Ordinary Shares underlying the Rights included as part of the Units	457(o)	1,437,500 Class A Ordinary Shares		$10.00	$14,375,000	0.0001476	$2,121.75
To be paid	Equity	Class A Ordinary Shares to be issued as Representative’s Shares	457(o)	258,750 Class A Ordinary Shares		$10.00	$2,587,500	0.0001476	$381.92
	Total Offering Amounts					$74,462,500.00			$10,990.67
	Total Fees Previously Paid				$
	Total Fee Offsets
	Net Fee Due								$10,990.67

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	Includes (i) Units, (ii) Class A Ordinary Shares and Rights underlying such Units, and (iii) Class A Ordinary Shares underlying the Rights included in such Units, which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.